Exhibit T3A.2.74

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/19/1998 981108121 - 2177253

RX CHOICE, INC.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

RX CHOICE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

1.             The name of the Corporation is RX CHOICE, INC. The date the Corporation's original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware was November 3, 1988.

2.             The Certificate of Incorporation of the Corporation is hereby amended and restated in accordance with Sections 242 and 245 of the Delaware General Corporation Law, so that the Certificate of Incorporation, as so amended and restated, shall read as follows:

FIRST: The name of the corporation (which is hereinafter called the "Corporation") is: RX CHOICE, INC.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Two Hundred Nineteen Thousand Three Hundred (219,300) shares of capital stock, of which Four Thousand Three Hundred (4,300) shares are designated Preferred Stock, par value $.01 per share, and Two Hundred Fifteen Thousand (215,000) shares are designated Common Stock, par value $.01 per share. The Common Stock and the Preferred Stock shall constitute two separate and distinct classes of capital stock. A description of the relative powers, privileges, preferences, rights, qualifications, limitations, restrictions and preferences of the two classes of capital stock is as follows:

4.1	Number of Shares.

The number of shares of Preferred Stock the Corporation is authorized to issue may not be increased, and the terms, conditions, designations, powers, privileges, preferences, rights, qualifications, limitations, or restrictions thereof may not be altered, adjusted or waived, including in connection with any adjustment for stock splits, dividends, combinations or reclassifications, except pursuant to a majority vote of the stockholders and the affirmative vote of a majority of the issued and outstanding shares of Preferred Stock, voting as a separate class.

March 16, 1998

4.2	Dividends.

(a)            The Corporation shall be mandatorily obligated to declare and to pay preferential dividends in cash on the Preferred Stock, to the fullest extent permitted by law, out of any funds of the Corporation legally available therefor, at the rate per share of Seven and 70/100ths percent (7.70%) per annum (the "Preferred Rate") of the Liquidation Preference Per Share, payable quarterly on April 15, July 15, October 15 and January 15 in each year commencing on April 15, 1998, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock of the Corporation, or any other stock of any class of the Corporation. The calculation of the amount of each quarterly dividend due under the preceding sentence for any period of more than or less than three calendar months shall be made on the basis of a year of 360 days and the actual number of days elapsed since the preceding dividend payment or the date hereof, as the case may be. In the event the Corporation does not have sufficient legally available funds to pay any of the foregoing mandatory dividends in full, the Corporation shall be mandatorily obligated to declare and pay a dividend on the Preferred Stock in an amount equal to the total lawful funds of the Corporation legally available for the payment of dividends, and shall be mandatorily obligated to declare and pay on the last business day of each succeeding month a dividend in an amount equal to the total lawful funds of the Corporation legally available for the payment of dividends until such time as the mandatory annual dividend provided herein is paid in full.

(b)            Dividends on the Preferred Stock at the Preferred Rate, calculated as provided in Section 4.2(a) hereof, and payable at the times provided therein, shall be cumulative, whether or not earned, so that if at any time full cumulative dividends on all shares of the Preferred Stock then outstanding as so calculated shall not have been paid or declared and set apart for payment at the times provided in Section 2.2(a) hereof, or if the full dividend on all such outstanding Preferred Stock for the then preceding quarterly dividend period shall not have been paid or declared and set apart for payment, (each such nonpayment or payment of less than the full dividend then due being a "Dividend Deficiency"), the amount of the Dividend Deficiency shall be paid or declared and set apart for payment, with a further dividend on the amount of such Dividend Deficiency at the Arrearage Rate (as hereinafter defined), before any sum shall be set apart for or applied by the Corporation, or a Subsidiary of the Corporation, to the purchase, redemption or other acquisition of any shares of any other class of stock of the Corporation and before any dividend or other distribution shall be paid or declared and set apart for payment on any other class of stock of the Corporation and until any Dividend Deficiency for all prior quarters and any further dividend thereon required by this Section 4.2(b) and the full dividend for the immediately preceding quarter shall have been paid or distributed to, or at the direction of, the holder of such Preferred Stock. The "Arrearage Rate" shall be the Preferred Rate plus Two and 28/100ths (2.28) percentage points.

March 16, 1998

(c)            After payment of the dividends on the Preferred Stock as provided in Sections  4.2(a) and 4.2(b), including the payment in full of any Dividend Deficiency and any further dividends thereon at the Arrearage Rate, the Corporation may pay, as declared by the Board of Directors out of legally available funds, a dividend on the issued and outstanding shares of Common Stock in any year in an aggregate dollar amount not exceeding the aggregate dollar amount of dividends paid on all issued and outstanding shares of Preferred Stock during that year.

(d)            After payment of the dividends on the Common Stock in the maximum amount permitted under Section 4.2(c) above, any further dividends paid in that year shall be paid to the holders of Preferred Stock and the holders of Common Stock in an equal amount per share without regard to class.

4.3	Rights on Liquidation.

(a)            Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, each holder of the Preferred Stock shall be entitled to receive, before any payment or distribution shall be made to the holders of any other class of outstanding stock of the Corporation, out of the assets of the Corporation available for distribution to shareholders, an amount per share equal to the sum of ( ) One Thousand Dollars ($1,000) per share of Preferred Stock (the "Liquidation Preference Per Share"), (ii) all accrued and unpaid dividends on each share of Preferred Stock to and including the date of payment thereof as provided in Section 4.2(a), whether or not earned or declared, and (iii) without duplication of any of the amounts described in the preceding clause (ii), any other Dividend Deficiency in respect of such shares plus a further dividend thereon as provided in Section 4.2(b). If the assets of the Corporation available for distribution to the holders of the Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of the Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of any other class of stock of the Corporation, ratably among the holders of the Preferred Stock.

(b)            Upon the payment in full of all amounts due to holders of the Preferred Stock, the holders of the Common Stock shall receive out of the remaining assets of the Corporation legally available for distribution an aggregate dollar amount equal to the aggregate dollar amount of the distribution to the holders of Preferred Stock pursuant to Section 4.3(a) above.

(c)            After payment of the distribution to the holders of Preferred Stock as provided in Section 4.3(a) and the distribution to the holders of Common Stock as provided in Section 4.3(b), all remaining assets of the Corporation legally available for distribution to stockholders shall be distributed to the holders of Preferred Stock and the holders of Common Stock in an equal amount per share without regard to class.

March 16, 1998

(d)            A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of and as a result thereof such disposed of securities are held beneficially by any person or entity other than Rite Aid Corporation or its Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended), shall be deemed to be a liquidation, dissolution or winding-up within the meaning of this Section 4.3.

4.4	Redemption.

(a)            The Corporation may, but shall not be obligated to, redeem, from any source of funds legally available therefor, all or any portion of the Preferred Stock at any time after March 20, 2003 for a redemption price per share equal to (1) the Liquidation Preference Per Share, (ii) all accrued and unpaid dividends on such share of the Preferred Stock to and including such redemption date as provided in Section 4.2(a), whether or not earned or declared, and (iii) without duplication of any of the amounts described in the preceding clause (ii), any other Dividend Deficiency in respect of such share plus a further dividend thereon as provided in Section 1.2(b). The Corporation shall, in connection with any partial redemption hereunder, in each case redeem not less than twenty percent (20%) of the then outstanding shares of Preferred Stock.

(b)            Notice of every redemption of the Preferred Stock pursuant to Section 4.4(a) shall be given by mail or in such other lawful manner, in any case not less than thirty (30) days nor more than sixty (60) days prior to the applicable date of redemption ("Redemption Date") to each holder of record at the close of business on the date next preceding the date of notice, at the address last provided by such holder to the Corporation. The notice shall specify the number of shares of Preferred Stock to be redeemed, the date fixed for redemption, the redemption price per share and the address where payment of the redemption price per share is to be paid. The giving of such notice shall obligate the Corporation to redeem the shares to which the notice relates on the date specified therein for redemption. If less than all the outstanding Preferred Stock is to be redeemed, the selection of shares for redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors of the Corporation.

(c)            On and after the applicable Redemption Date (unless default shall be made by the Corporation in paying the redemption price per share), if notice of redemption has been properly given and the funds required to pay the redemption price have been set aside in a segregated deposit account for the benefit of the holders of the Preferred Stock to be redeemed, then all dividends on the Preferred Stock called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate, except the right to receive the redemption price per share as herein provided.

March 16, 1998

(d)            At any time on or after the applicable Redemption Date, the holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price per share upon actual delivery of the certificates for the shares to be redeemed to the place so specified in the redemption notice, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer. If less than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued. In case any shares of the Preferred Stock shall be redeemed pursuant to this Section 4.4, or shall be otherwise purchased or reacquired by the Corporation, the shares so redeemed, purchased or reacquired shall resume the status of authorized but unissued shares of Preferred Stock, but shall not be reissued by the Corporation except in accordance with Section 4.5 below.

4.5	Voting Rights.

(a)            The holders of Common Stock and the holders of Preferred Stock shall each be entitled to one vote per share on all matters on which stockholders are entitled to vote including, but not limited to, the election of directors.

(b)            In addition to any statutory class voting rights of the holders of Preferred Stock, the Corporation shall not take any of the following actions without the affirmative vote or prior written consent of the holders of a majority of the issued and outstanding shares of the Preferred Stock voting as a class:

(I)            increase the authorized number of shares of Preferred Stock of the Corporation or reissue any previously redeemed shares of such Preferred Stock;

(ii)           amend, alter or repeal any provision of the Certificate of Incorporation or the Corporation's By-Laws which adversely affects the rights, preferences or privileges of the holders of the Preferred Stock;

(iii)          authorize, create or issue shares of any series or class of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Preferred Stock with respect to dividends or redemptions or upon liquidation or dissolution or winding-up of the Corporation;

(iv)          reclassify any shares of any class of stock of the Corporation into shares (A) ranking as to payment of dividends, distributions of assets or redemptions prior to or on a parity with the Preferred Stock or (B) which in any manner adversely affects the holders of the Preferred Stock;

March 16, 1998

(v)           enter into any agreement or instrument, or create any obligation, restricting or limiting, directly or indirectly, the redemption of the Preferred Stock or the payment of any liquidation preference on the Preferred Stock; or

(vi)          (A) pay, or declare and set aside for payment, any dividend on any shares of Common Stock or any other class of stock of the Corporation; (B) purchase, redeem or otherwise acquire any shares of any class of stock of the Corporation or otherwise pay, or set apart for payment, any monies for a purchase fund or sinking fund for the purchase thereof, or (C) pay, or set aside for payment any loans to any affiliate of the Corporation; unless, in each case, all dividends payable in respect of the Preferred Stock have been paid.

FIFTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

(a)            Elections of directors need not be by written ballot unless the By- Laws so provide. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

(b)            The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Corporation Law of the State of Delaware now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents of the Corporation to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the certificate of incorporation of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

March 16, 1998

(c)            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(d)            Subject to the provisions of Article Fourth hereof, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by references to or inference from the terms of any other clause of this or any other Article of the Certificate of Incorporation of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Corporation Law of the State of Delaware now or hereafter in force.

SIXTH: The duration of the Corporation shall be perpetual.

3.             Pursuant to and in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, by unanimous consent in writing, duly approved the foregoing Amended and Restated Certificate of Incorporation, and by written action taken by the sole stockholder of the Corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation duly approved said Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 19th day of March, 1998.

RX Choice, Inc.

By:	/s/ Elliot S. Gerson
Elliot S. Gerson, Senior Vice President

March 16, 1998

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 03/25/1998 981115119 - 2177253

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
RX CHOICE, INC.

RX CHOICE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of RX CHOICE, INC., by Unanimous Consent in Writing without the formality of convening a meeting, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article FOURTH so that, as amended, said Article shall read in its entirety as follows:

FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Five Hundred Ten Thousand (510,000) shares of capital stock, of which Ten Thousand (10,000) shares are designated Preferred Stock, par value $.01 per share, and Five Hundred Thousand (500,000) shares are designated Common Stock, par value $.01 per share. The Common Stock and the Preferred Stock shall constitute two separate and distinct classes of capital stock. A description of the relative powers, privileges, preferences, rights, qualifications, limitations, restrictions and preferences of the two classes of capital stock is as follows:

4.1	Number of Shares.

The number of shares of Preferred Stock the Corporation is authorized to issue may not be increased, and the terms, conditions, designations, powers, privileges, preferences, rights, qualifications, limitations, or restrictions thereof may not be altered, adjusted or waived, including in connection with any adjustment for stock splits, dividends, combinations or reclassifications, except pursuant to a majority vote of the stockholders and the affirmative vote of a majority of the issued and outstanding shares of Preferred Stock, voting as a separate class.

4.2	Dividends.

(a)            The Corporation shall be mandatorily obligated to declare and to pay preferential dividends in cash on the Preferred Stock, to the fullest extent permitted by law, out of any funds of the Corporation legally available therefor, at the rate per share of Seven and 70/100ths percent (7.70%) per annum (the "Preferred Rate") of the Liquidation Preference Per Share, payable quarterly on April 15, July 15, October 15 and January 15 in each year commencing on April 15, 1998, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock of the Corporation, or any other stock of any class of the Corporation. The calculation of the amount of each quarterly dividend due under the preceding sentence for any period of more than or less than three calendar months shall be made on the basis of a year of 360 days and the actual number of days elapsed since the preceding dividend payment or the date hereof, as the case may be. In the event the Corporation does not have sufficient legally available funds to pay any of the foregoing mandatory dividends in full, the Corporation shall be mandatorily obligated to declare and pay a dividend on the Preferred Stock in an amount equal to the total lawful funds of the Corporation legally available for the payment of dividends, and shall be mandatorily obligated to declare and pay on the last business day of each succeeding month a dividend in an amount equal to the total lawful funds of the Corporation legally available for the payment of dividends until such time as the mandatory annual dividend provided herein is paid in full.

(b)            Dividends on the Preferred Stock at the Preferred Rate, calculated as provided in Section 4.2(a) hereof, and payable at the times provided therein, shall be cumulative, whether or not earned, so that if at any time full cumulative dividends on all shares of the Preferred Stock then outstanding as so calculated shall not have been paid or declared and set apart for payment at the times provided in Section 2.2(a) hereof, or if the full dividend on all such outstanding Preferred Stock for the then preceding quarterly dividend period shall not have been paid or declared and set apart for payment, (each such nonpayment or payment of less than the full dividend then due being a "Dividend Deficiency"), the amount of the Dividend Deficiency shall be paid or declared and set apart for payment, with a further dividend on the amount of such Dividend Deficiency at the Arrearage Rate (as hereinafter defined), before any sum shall be set apart for or applied by the Corporation, or a Subsidiary of the Corporation, to the purchase, redemption or other acquisition of any shares of any other class of stock of the Corporation and before any dividend or other distribution shall be paid or declared and set apart for payment on any other class of stock of the Corporation and until any Dividend Deficiency for all prior quarters and any further dividend thereon required by this Section 4.2(b) and the full dividend for the immediately preceding quarter shall have been paid or distributed to, or at the direction of, the holder of such Preferred Stock. The "Arrearage Rate" shall be the Preferred Rate plus Two and 30/100ths (2.30) percentage points.

(c)            After payment of the dividends on the Preferred Stock as provided in Sections 4.2(a) and 4.2(b), including the payment in full of any Dividend Deficiency and any further dividends thereon at the Arrearage Rate, the Corporation may pay, as declared by the Board of Directors out of legally available funds, a dividend on the issued and outstanding shares of Common Stock in any year in an aggregate dollar amount not exceeding the aggregate dollar amount of dividends paid on all issued and outstanding shares of Preferred Stock during that year.

(d)            After payment of the dividends on the Common Stock in the maximum amount permitted under Section 4.2(c) above, any further dividends paid in that year shall be paid to the holders of Preferred Stock and the holders of Common Stock in an equal amount per share without regard to class.

4.3	Rights on Liquidation.

(a)            Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, each holder of the Preferred Stock shall be entitled to receive, before any payment or distribution shall be made to the holders of any other class of outstanding stock of the Corporation, out of the assets of the Corporation available for distribution to shareholders, an amount per share equal to the sum of One Thousand Dollars ($1,000) per share of Preferred Stock (the "Liquidation Preference Per Share"), (ii) all accrued and unpaid dividends on each share of Preferred Stock to and including the date of payment thereof as provided in Section 4.2(a), whether or not earned or declared, and (iii) without duplication of any of the amounts described in the preceding clause (ii), any other Dividend Deficiency in respect of such shares plus a further dividend thereon as provided in Section 4.2(b). If the assets of the Corporation available for distribution to the holders of the Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of the Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of any other class of stock of the Corporation, ratably among the holders of the Preferred Stock.

(b)            Upon the payment in full of all amounts due to holders of the Preferred Stock, the holders of the Common Stock shall receive out of the remaining assets of the Corporation legally available for distribution an aggregate dollar amount equal to the aggregate dollar amount of the distribution to the holders of Preferred Stock pursuant to Section 4.3(a) above.

(c)            After payment of the distribution to the holders of Preferred Stock as provided in Section 4.3(a) and the distribution to the holders of Common Stock as provided in Section 4.3(b), all remaining assets of the Corporation legally available for distribution to stockholders shall be distributed to the holders of Preferred Stock and the holders of Common Stock in an equal amount per share without regard to class.

(d)            A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, or the effectuation by the Corporation of a transaction or series of related transactions in which more than fifty (50%) percent of the voting power of the Corporation is disposed of and as a result thereof such disposed of securities are held beneficially by any person or entity other than Rite Aid Corporation or its Affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended), shall be deemed to be a liquidation, dissolution or winding-up within the meaning of this Section 4.3.

4.4	Redemption.

(a)            The Corporation may, but shall not be obligated to. redeem, from any source of funds legally available therefor, all or any portion of the Preferred Stock at any time after March 26, 2003 for a redemption price per share equal to (i) the Liquidation Preference Per Share, (ii) all accrued and unpaid dividends on such share of the Preferred Stock to and including such redemption date as provided in Section 4.2(a), whether or not earned or declared, and (iii) without duplication of any of the amounts described in the preceding clause (ii), any other Dividend Deficiency in respect of such share plus a further dividend thereon as provided in Section 4.2(b). The Corporation shall, in connection with any partial redemption hereunder, in each case redeem not less than twenty percent (20%) of the then outstanding shares of Preferred Stock.

(b)            Notice of every redemption of the Preferred Stock pursuant to Section 4.4(a) shall be given by mail or in such other lawful manner, in any case not less than thirty (30) days nor more than sixty (60) days prior to the applicable date of redemption ("Redemption Date") to each holder of record at the close of business on the date next preceding the date of notice, at the address last provided by such holder to the Corporation. The notice shall specify the number of shares of Preferred Stock to be redeemed, the date fixed for redemption, the redemption price per share and the address where payment of the redemption price per share is to be paid. The giving of such notice shall obligate the Corporation to redeem the shares to which the notice relates on the date specified therein for redemption. If less than all the outstanding Preferred Stock is to be redeemed, the selection of shares for redemption may be made either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors of the Corporation.

(c)            On and after the applicable Redemption Date (unless default shall be made by the Corporation in paying the redemption price per share), if notice of redemption has been properly given and the funds required to pay the redemption price have been set aside in a segregated deposit account for the benefit of the holders of the Preferred Stock to be redeemed, then all dividends on the Preferred Stock called for redemption shall cease to accrue and, notwithstanding that any certificate for shares of the Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding and all rights of the holders thereof as shareholders of the Corporation shall cease and terminate, except the right to receive the redemption price per share as herein provided.

(d)            At any time on or after the applicable Redemption Date, the holders of record of the Preferred Stock to be redeemed shall be entitled to receive the redemption price per share upon actual delivery of the certificates for the shares to be redeemed to the place so specified in the redemption notice, such certificates, if required, to be duly endorsed in blank or accompanied by proper instruments of assignment and transfer. If less than all of the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued. In case any shares of the Preferred Stock shall be redeemed pursuant to this Section 4.4, or shall be otherwise purchased or reacquired by the Corporation, the shares so redeemed, purchased or reacquired shall resume the status of authorized but unissued shares of Preferred Stock, but shall not be reissued by the Corporation except in accordance with Section 4.5 below.

4.5	Voting Rights.

(a)            The holders of Common Stock and the holders of Preferred Stock shall each be entitled to one vote per share on all matters on which stockholders are entitled to vote including, but not limited to, the election of directors.

(b)            In addition to any statutory class voting rights of the holders of Preferred Stock, the Corporation shall not take any of the following actions without the affirmative vote or prior written consent of the holders of a majority of the issued and outstanding shares of the Preferred Stock voting as a class:

(i)            increase the authorized number of shares of Preferred Stock of the Corporation or reissue any previously redeemed shares of such Preferred Stock;

(ii)           amend, alter or repeal any provision of the Certificate of Incorporation or the Corporation's By-Laws which adversely affects the rights, preferences or privileges of the holders of the Preferred Stock;

(iii)          authorize, create or issue shares of any series or class of stock or any other securities convertible into equity securities of the Corporation having a preference over, or being on a parity with, the Preferred Stock with respect to dividends or redemptions or upon liquidation or dissolution or winding-up of the Corporation;

(iv)          reclassify any shares of any class of stock of the Corporation into shares (A) ranking as to payment of dividends, distributions of assets or redemptions prior to or on a parity with the Preferred Stock or (B) which in any manner adversely affects the holders of the Preferred Stock;

(v)           enter into any agreement or instrument, or create any obligation, restricting or limiting, directly or indirectly, the redemption of the Preferred Stock or the payment of any liquidation preference on the Preferred Stock; or

(vi)          (A) pay, or declare and set aside for payment, any dividend on any shares of Common Stock or any other class of stock of the Corporation; (B) purchase, redeem or otherwise acquire any shares of any class of stock of the Corporation or otherwise pay, or set apart for payment, any monies for a purchase fund or sinking fund for the purchase thereof, or (C) pay, or set aside for payment any loans to any affiliate of the Corporation; unless, in each case, all dividends payable in respect of the Preferred Stock have been paid.

SECOND: That thereafter, the stockholders of said corporation, of all classes, by Unanimous Consent in Writing, without the formality of convening a meeting, voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RX CHOICE, INC. has caused this Certificate to be signed by its duly authorized officer this 25th day of March, 1998.

RX CHOICE, INC.

By:	/s/ Elliot S. Gerson
Elliot S. Gerson
Senior Vice President

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 10:00 AM 04/03/2002 020228162 - 2177253

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
RX CHOICE, INC.

RX CHOICE, INC, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST: That the Board of Directors of said Corporation adopted a resolution at a meeting duly held, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of RX CHOICE, INC. be amended by changing Paragraph One of Article Fourth thereof so that, said Section shall be and read as follows:

"FOURTH: The total number of shares of stock of all classes which the Corporation has authority to issue is Three Thousand (3,000) shares of capital stock, of which Five Hundred (500) shares are designated Preferred Stock, par value $.01 per share, and Two Thousand Five Hundred (2,500) shares are designated Common Stock, par value $.01 per share. The Common Stock and the Preferred Stock shall constitute two separate and distinct classes of capital stock. A description of the relative powers, privileges, preferences, rights, qualifications, limitations, restrictions and preferences of the two classes of capital stock is as follows:"

SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment to the Certificate of Incorporation was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, RX CHOICE, INC. has caused this Certificate of Amendment to be duly executed in its corporate name this 19th day of March, 2002.

RX CHOICE, INC.
a Delaware corporation

By:	/s/ Robert B. Sari
Name: Robert B. Sari
Title: Vice President and Secretary